EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-198689) of Corvus Gold Inc. (“the Company”) of our report dated August 27, 2018, relating to the Company’s consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended May 31, 2018 and the incorporation by reference of such report into the Company’s Form S-8 (333-198689).

/s/ Crowe MacKay LLP

Chartered Professional Accountants

Vancouver, British Columbia

August 27, 2018